UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2026

BRYN INC.

(Exact name of registrant as specified in its charter)

Nevada	333-143630	20-4682058
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2332 Galiano Street, 2d Floor, #5138, Coral Gables, Florida 33143

(Address of Principal Executive Office) (Zip Code)

305-988-9807

(Registrant’s telephone number, including area code)

50 West Liberty Street, Suite 880, Reno Nevada

(Former Address, if Changed Since Last Report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.01 Change in Control of Registrant

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On April 24, 2026 MEDO Healthcare LLC, an Iowa limited liability company, purchased 10 million shares of the Registrant’s Series A-1 Preferred Stock from Custodian Ventures LLC, the personal holding company of David Lazar, who was sole director and officer of the Registrant on and prior to April 24, 2026. MEDO Healthcare paid to Custodian Ventures for the shares $175,000 in cash.  The funds used to purchase the shares were contributed to MEDO Healthcare by members of that company from their personal assets.

Security Ownership

Each share of Series A-1 Preferred Stock has the voting power of 250 common shares. Therefore, the 10 million shares of Series A-1 Preferred Stock have the voting power of 2.5 billion common shares. As there are 450 million shares of common stock outstanding, the Series A-1 Preferred Stock purchased by MEDO Healthcare LLC have 84.7% of the voting power in the Registrant.

The following table sets forth information known to us with respect to the beneficial ownership of each class of our voting stock as of the date of this Report by the following:

●	each shareholder known by us to own beneficially more than 5% of either class of our voting stock,

●	John Leo, our Chief Executive Officer and sole director, and

●	all directors and executive officers as a group.

There are 450 million shares of our common stock issued and outstanding and 10 million shares of our Series A-1 Preferred Stock issued and outstanding on the date of this Report. Each share of Series A Preferred Stock is convertible by its holder into 250 shares of common stock and carries voting rights equal to those carried by 250 shares of common stock. Bryn Inc. does not have any other class of stock outstanding. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below have sole voting power and investment power with respect to their shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

	Common Stock			Series A Preferred
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Class	Amount and Nature of Beneficial Ownership(1)		Percentage of Class	Total Voting Power
John Leo	--		--	2,743,650	(2)	27.4%	23.2%
All officers and directors as a group (2 persons)	--		--	2,743,650	(2)	27.4%	23.2%
MEDO Healthcare LLC(3)	--		--	10,000,000		100%	84.7%
Jean Christophe Chopin	284,154,791	(4)	63.1%	--		--	9.6%
Cosmos Sicav PLC – Open Capital Fund(5)	57,182,483		12.7%	--		--	1.9%
David Lazar(6)	30,015,577		6.6%	--		--	1.0%

(1)	Ownership is of record and beneficial unless otherwise noted.

(2)	Shares owned beneficially by John Leo are owned of record by MEDO Healthcare LLC, an entity in which John Leo owns a 27.4% membership interest. Among those shares are 1,743,650 owned beneficially by Primary Capital LLC, a Delaware limited liability company of which John Leo holds a 100% ownership interest. The address of John Leo is c/o MEDO Healthcare LLC, 2332 Galiano St., 2d Floor #5138, Coral Gables, FL 33143

(3)	Voting and dispositive control over the shares owned of record by MEDO Healthcare LLC are held by Miriam Mizrachi as Manager of Ashford Capital LLC, the Manager of MEDO Healthcare LLC. The address of Ashford Capital LLC is 125 Park Ave., 25th Floor, New York, NY 10017

(4)	Includes 264,897,059 shares of common stock owned of record by Creators Guild, with respect to which Mr. Chopin has voting and dispositive control. Mr. Chopin’s address is Impasse Champ-Collin, Nyon Champ 1260, Switzerland.

(5)	Roberto Colapinto has voting and dispositive control over the shares held by Cosmos Sicay PLC – Open Capital Fund. His address is Skyway Offices, Block C, Office 1, 179 Marina Street MT-41 Pieta PTA Malta.

(6)	Mr. Lazar’s address is 3445 Lawrence Ave., Oceanside NY 11570.

Management

Pursuant to agreement between David Lazar and MEDO Healthcare, Mr. Lazar resigned on April 24, 2026 from his positions as sole officer and director of the Registrant. Prior to resigning, Mr. Lazar appointed John Leo to serve upon Mr. Lazar’s resignation as sole director and CEO of the Registrant. Mr. Lazar also appointed Arthur Magee, an affiliate of John Leo, to serve upon Mr. Lazar’s resignation as CFO and Secretary of the Registrant.

John Leo

John Leo has over 30 years of experience in the financial services industry, including more than 20 years in investment banking, capital markets, and corporate advisory services. Mr. Leo has extensive experience in mergers and acquisitions, private placements, underwriting, and corporate finance transactions, having participated in financing activities for more than 100 U.S.-based companies and over 50 foreign-based companies.

Mr. Leo has founded and operated multiple FINRA member, SEC-registered broker-dealer and investment banking firms, including serving as Chief Executive Officer, Chief Compliance Officer, Head Trader and Registered Principal. Mr. Leo has also served in senior executive and board-level positions, including as Chairperson of Sunnyside Federal Savings and Loan Association and its bank holding company from June 2022 through December 2025. In that role, he was responsible for corporate governance, operational restructuring, and strategic oversight, including initiatives that improved operational efficiency and positioned the institution for a potential sale.

Mr. Leo has served as a director of multiple U.S. public companies and previously served as Chief Financial Officer of a publicly listed company. He holds multiple FINRA licenses, including Series 7, 14, 24, 55, 57, 63, 79, and 99. In addition, Mr. Leo is the owner of Primary Capital LLC, an investment banking and advisory firm, and Primary Asset Management LLC, a registered investment advisor. He has experience managing international operations and transactions, including business activities in the United States and Asia.

Mr. Leo graduated from Rollins College, where he studied Psychology. Mr. Leo is 61 years of age.

Arthur Magee

Since 2009, Mr. Magee has served as Head of Investment Banking at Primary Capital, where he is responsible for all aspects of deal execution, including due diligence, marketing, structuring, negotiating and closing investment banking transactions. He also has expertise in conducting valuation analyses, where the firm issues fairness opinions on behalf of clients engaged in transactions such as SPAC initial business combinations, M&A, reverse mergers, privatizations and shareholder disputes. As a leading EB-5 broker dealer in the U.S., Mr. Magee and the team at Primary Capital have advised high net worth investors, real estate developers and fund managers on over 40 real estate projects throughout the U.S., where total capital raised for these projects exceeds $1 billion. In addition to his role at Primary Capital, Mr. Magee is an Investment Advisor for Primary Asset Management, LLC, an SEC-Registered Investment Advisory firm, where he primarily advises investment funds on real estate investments in residential, commercial and hospitality properties. Mr. Magee serves as Manager and Chief Compliance Officer of Primary Asset Management.

Prior to joining Primary Capital, Mr. Magee spent more than 15 years working with both boutique investment banking firms and major global banks. While at the boutique firms, he focused primarily on financing emerging growth companies and was directly involved in more than 30 firm commitment IPOs, resulting in gross proceeds of more than $650 million. In addition to traditional IPOs, he has worked on a variety of other transactions, including firm commitment IPOs for SPACs, SPAC business combinations, private placements, M&A advisory and financial restructurings. His experience also includes working in the investment banking divisions at two of the world’s leading banks, The Bank of Tokyo-Mitsubishi (now known as MUFG Bank, Ltd.) and BNP Paribas. While at these banks, Mr. Magee worked on a number of cross-border M&A, joint venture and licensing transactions, with a specific focus on their Asian and European clients.

Mr. Magee has earned the designation of Chartered Financial Analyst (CFA), maintains the Series 7, 24, 63 and 79 FINRA registrations at VCS Venture Securities and is an SEC Registered Investment Adviser (RIA). He received an MBA from the University at Buffalo and a B.S. from Albright College. Mr. Magee is 61 years of age.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Bryn Inc.

Date: May 11, 2026	By:	/s/ John Leo
John Leo, CEO